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                                                                     EXHIBIT 5.1

                     MORRISON COHEN SINGER & WEINSTEIN, LLP
                              750 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                            TELEPHONE: (212) 735-8600
                            FACSIMILE: (212) 735-8708

                               September 14, 1999

Wireless Telecom Group, Inc.
East 64 Midland Avenue
Paramus, New Jersey 07652

       RE:  WIRELESS TELECOM GROUP, INC.
            POST-EFFECTIVE AMENDMENT NO. 1 TO
            REGISTRATION STATEMENT ON FORM S-8 (FILE NO.: 333-04893)
            ---------------------------------------------------------

Gentlemen:

              In our capacity as counsel to Wireless Telecom Group, Inc., a New Jersey corporation (the "Company"), we have been requested to render this opinion in connection with the above-captioned to registration statement (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, regarding 1,750,000 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company issuable upon the exercise of 1,750,000 stock options ("Stock Options") granted or available for grant pursuant to the Company's 1995 Stock Option Plan.

              In furnishing our opinion, we have examined the Certificate of Incorporation, as amended, and By-laws of the Company, and such other instruments and documents as we have deemed relevant and necessary as the basis for our opinion expressed herein. We have examined originals or certified, conformed, or photostatic copies of all documents, the authenticity of which has been established to our satisfaction. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents, the legal capacity of all natural persons, the authenticity of all documents submitted to us as certified or photostatic copies and the conformity to executed documents of all executed copies submitted to us as conformed or photostatic copies.

              Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock issuable upon exercise of the Stock Options have been duly authorized and, when paid for and issued in accordance with the terms of the Stock Options, will be validly issued, fully paid and nonassessable.

              We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,


                                     /s/ Morrison Cohen Singer & Weinstein, LLP
                                     -------------------------------------------
                                     Morrison Cohen Singer & Weinstein, LLP